                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                             SENTIGEN HOLDING CORP.
                (Name of Registrant as Specified In Its Charter)

 ______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(SENTIGEN(TM) LOGO)   SENTIGEN HOLDING CORP.
                      445 Marshall Street
                      Phillipsburg, NJ 08865
                      Phone (908) 387-1673
                      Fax (908) 454-4792

                                                              September 19, 2005

Dear Stockholder,

     You are cordially invited to attend our 2005 Annual Meeting of Stockholders to be held on Wednesday, October 19, 2005 at 3:00 P.M., Eastern Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York.

     The accompanying formal Notice of Meeting and Proxy Statement sets forth proposals for your consideration this year. This year, you are being asked to
(1) elect eight directors to our Board of Directors and (2) ratify our appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005.

     At the meeting, we will also report on our affairs and provide a discussion period for questions and comments of general interest to stockholders.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, we request that you sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

                                        Cordially,


                                        /s/ Joseph K. Pagano
                                        ----------------------------------------
                                        Joseph K. Pagano
                                        Chairman of the Board, Chief Executive
                                        Officer and President

(SENTIGEN(TM) LOGO)   SENTIGEN HOLDING CORP.
                      445 Marshall Street
                      Phillipsburg, NJ 08865
                      Phone (908) 387-1673
                      Fax (908) 454-4792

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sentigen Holding Corp. will be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York, on Wednesday, October 19, 2005 at 3:00 P.M., Eastern Time, for the following purposes:

     (1) To elect eight directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

     (2) To ratify our appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005; and

     (3) To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

     Only stockholders of record at the close of business on August 31, 2005 will be entitled to notice of, and to vote at, the meeting and any postponement(s) or adjournment(s) thereof.

     We cordially invite all stockholders to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. No postage is required if you mail the proxy in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                        By Order of the Board of Directors,


                                        /s/ Joseph K. Pagano
                                        ----------------------------------------
                                        Joseph K. Pagano
                                        Chairman of the Board, Chief Executive
                                        Officer and President

Phillipsburg, New Jersey
September 19, 2005

(SENTIGEN(TM) LOGO)   SENTIGEN HOLDING CORP.
                      445 Marshall Street
                      Phillipsburg, NJ 08865
                      Phone (908) 387-1673
                      Fax (908) 454-4792

                                 PROXY STATEMENT

     This Proxy Statement contains information related to our Annual Meeting of Stockholders to be held on Wednesday, October 19, 2005 at 3:00 P.M., Eastern Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York, and at any postponement or adjournments thereof. This Proxy Statement (first mailed on or about September 19, 2005) is furnished to the holders of our common stock as part of the solicitation by our Board of Directors of proxies for use at our 2005 Annual Meeting of Stockholders or any adjournment thereof.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including (i) the election of eight directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified and (ii) the ratification of our appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005. In addition, we will report on the performance of the Company during fiscal 2004 and respond to appropriate questions from stockholders.

     We are not currently aware of any other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

WHO IS SOLICITING PROXIES FOR THE ANNUAL MEETING?

     Proxies for use at the Annual Meeting are being solicited by our Board of Directors.

HOW ARE PROXIES BEING SOLICITED FOR THE ANNUAL MEETING?

     Proxies will be solicited chiefly by mail; however, certain of our officers, directors, employees and agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or other personal contact.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only stockholders of record at the close of business on August 31, 2005 will be entitled to notice of, and to vote at the Annual Meeting or any and all postponement(s) or adjournment(s) thereof. On August 31, 2005, there were 7,474,542 shares of our common stock outstanding, each of which is entitled to one vote upon each of the matters to be presented at the Annual Meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker to vote personally at the meeting.

WHAT CONSTITUTES A QUORUM?

     The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

HOW DO I VOTE?

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. If you complete and properly sign the enclosed form of proxy it will be voted as you direct. Unless otherwise indicated on the form of proxy, shares of our common stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by us prior to the Annual Meeting, will be voted in favor of the following items on the agenda: (i) the election of each of the nominees for director shown on the form of proxy; and
(ii) the ratification of our appointment of Deloitte & Touche LLP as our independent auditors.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?

     Yes. You may revoke the authority granted by the execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares of our common stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote to approve Proposal No. 1, for election of the nominated slate of directors to serve for the ensuing year, and to approve Proposal No. 2, to ratify the appointment of

Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005, as set forth in the notice of meeting on the cover page of this Proxy Statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the eight nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of, against or withheld with respect to any or all nominees. Abstentions and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote on this matter.

     RATIFICATION OF INDEPENDENT AUDITORS. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify our appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2005. An abstention from voting on this matter will be treated as "present" for purposes of determining the presence or absence of a quorum, but it will have the practical effect of a vote against the ratification of Deloitte & Touche LLP because the abstention results in one less vote for such matter. Broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote on this matter.

     OTHER ITEMS. For each other item that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval. An abstention from voting on any other item that properly comes before the meeting will be treated as "present" for purposes of determining the presence or absence of a quorum, but it will have the practical effect of a negative vote because the abstention results in one less vote for such matter. Broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote on such matters.

WHO WILL BEAR THE COSTS OF SOLICITATION OF PROXIES FOR THE ANNUAL MEETING?

     We will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of our common stock.

WILL I RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT?

     We have mailed you the Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, with this Proxy Statement. The Annual Report includes the Company's audited consolidated financial statements, along with other financial information. We urge you to read it carefully.

HOW CAN I CAN I RECEIVE ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT?

     You can obtain additional copies of the Annual Report on Form 10-K for the year ended December 31, 2004, free of charge, by writing to:

                             Sentigen Holding Corp.
                               445 Marshall Street
                             Phillipsburg, NJ 08865
                            Attn. Investor Relations

     You can also obtain a copy of our Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission on our website www.sentigen.com. Our Annual Report on Form 10-K and other Securities and Exchange Commission filings mentioned above are also available on the Securities and Exchange Commission's website www.sec.gov.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of September 19, 2005 with respect to the common stock ownership of (i) each person known by us to beneficially own more than 5% of our voting securities; (ii) each of our directors and director nominees; (iii) each executive officer and former executive officer named in the Summary Compensation Table below; and (iv) all of our directors and executive officers as a group.

         NAME AND ADDRESS OF                AMOUNT AND NATURE           PERCENT OF CLASS
         BENEFICIAL OWNER(1)           OF BENEFICIAL OWNERSHIP(2)   OF VOTING SECURITIES(2)
         -------------------           --------------------------   -----------------------
Joseph K. Pagano                              1,576,450(3)                   20.0%
Frederick R. Adler                              663,573(4)                    8.9%
Samuel A. Rozzi                                 582,525(5)                    7.8%
Thomas Livelli                                  139,380(6)                    1.9%
Joel M. Pearlberg                                85,000(7)                    1.1%
Bruce Slovin                                     85,000(8)                    1.1%
Gerald Greenwald                                 40,000(9)                      *
Arnold B. Pollard(10)                                --                        --
Fredrick B. Rolff                                41,000(11)                     *
Erik R. Lundh(12)                                 2,499(13)                     *
D.H. Blair Investment Banking Corp.           1,134,859(14)                  15.2%
All directors and executive officers
   as a group (nine persons)                  3,212,928(15)                  39.6%

----------
*    Less than 1% of the outstanding common stock

(1) The address of each beneficial owner is c/o Sentigen Holding Corp., 445 Marshall Street, Phillipsburg, NJ 08865.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days of September 19, 2005, are treated as outstanding for purposes of computing the percentage of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person. On September 19, 2005, the Company had 7,474,542 issued and outstanding shares of common stock.

(3) Includes (i) 25,000 shares of common stock held of record by the Joseph K. Pagano, Jr. Trust established for Mr. Pagano's son, and (ii) options to purchase 417,000 shares of common stock which are currently exercisable. Mr. Pagano disclaims beneficial ownership of all shares other than those held in his name.

(4) Includes options to purchase 10,000 shares which are currently exercisable. Does not include 1,124,859 shares of common stock over which Mr. Adler is trustee pursuant to a voting trust among us, D.H. Blair Investment Banking Corp. and Mr. Adler. The voting trust agreement provides that Mr. Adler will vote those shares in the same manner as the public, on a proportionate basis, excluding the votes of our officers, directors and greater than ten-percent stockholders. However, with respect to a vote or consent in connection with either a "Rule 13e-3 Transaction" (as defined in Rule 13e-3 promulgated under Securities Exchange Act of 1934) or a transaction in which stockholders are afforded appraisal rights under
     Section 262 of the Delaware General Corporation Law, Mr. Adler will vote these shares as directed by D. H. Blair, or by the actual holders of the shares. Mr. Adler disclaims beneficial ownership of all shares other than those held in his name except with respect to his pecuniary interest therein.

(5) Includes options to purchase 10,000 shares which are currently exercisable. Includes 150,000 shares held by Scarsdale Limited Partnership, of which Mr. Rozzi is general partner. Mr. Rozzi's daughter and The Samuel A. Rozzi Grantor Retained Annuity Trust, of which Mr. Rozzi's daughter is trustee are the sole limited partners of Scarsdale Limited Partnership. Mr. Rozzi disclaims beneficial ownership of all shares other than those held in his name except to the extent of his pecuniary interest therein.

(6) Includes options to purchase 20,000 shares of common stock which are currently exercisable. Excludes options to purchase 5,000 shares of common stock which are not exercisable within 60 days of September 19, 2005.

(7) Includes options to purchase 50,000 shares of common stock which are currently exercisable.

(8) Includes options to purchase 50,000 shares of common stock which are currently exercisable.

(9) Includes options to purchase 40,000 shares of common stock which are currently exercisable.

(10) In the event Dr. Pollard is elected to the Board of Directors at the Annual Meeting he will be granted an option to purchase 20,000 shares of common stock with an exercise price equal to the fair market value on the date of grant.

(11) Includes options to purchase 40,000 shares of common stock which are currently exercisable. Excludes options to purchase 10,000 shares of common stock which are not exercisable within 60 days of September 19, 2005.

(12) Mr. Lundh resigned from his position as our Executive Vice President of Commercial Operations on July 19, 2004.

(13) Includes options to purchase 2,499 shares of common stock which are currently exercisable.

(14) J. Morton Davis is the sole stockholder of D.H. Blair Investment Banking Corp. The amount reported includes 10,000 shares owned by Mr. Davis' wife of which Mr. Davis disclaims beneficial ownership. The information with respect to D.H. Blair Investment Banking Corp. and J. Morton Davis is based upon the Schedule 13G/A, dated May 23, 2001, filed by such persons with the Securities and Exchange Commission. All the shares beneficially owned by D.H. Blair Investment Banking Corp. have been placed in trust, pursuant to the trust agreement described in footnote 4. The voting trust agreement does not limit D. H. Blair's ability to make public sales of the shares in the open market pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to Rule 144 thereunder or to make private sales of the shares pursuant to Section 4(1) of the Securities Act of 1933, provided, however, that shares sold in private sales will continue to be subject to the voting trust agreement until certain conditions are met. In addition, D.H. Blair agreed that, during the term of the voting trust agreement, it will not acquire additional shares of our common stock or other securities convertible into our common stock. Mr. Adler disclaims beneficial ownership of all shares other than those held in his name except with respect to his pecuniary interest therein.

(15) Includes options to purchase 637,000 shares of common stock which are currently exercisable. Excludes options to purchase 65,000 shares of common stock which are not exercisable within 60 days of September 19, 2005. Does not include options to purchase 2,499 shares of common stock which are currently exercisable held by Mr. Lundh, our former Executive Vice President of Commercial Operations.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal. Our current Board of Directors consists of seven members, a majority of whom have been determined by our Board to be "independent" as defined in Rule 4200(a)(15) of The Nasdaq Stock Market. Those directors are Frederick R. Adler, Gerald Greenwald, Joel M. Pearlberg, Bruce Slovin and Samuel A. Rozzi.

     At the Annual Meeting, the proxies granted by stockholders will be voted individually for the election of the nominees listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, an eventuality that the Board of Directors has no reason to believe will occur, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Seven of the nominees listed below are currently serving as our directors and have been nominated for re-election by a majority of our independent directors. Arnold B. Pollard was also nominated for election as a director by a majority of our independent directors. Each of the nominees listed below has indicated to our Board of Directors that he has consented to be named and has indicated his intent to serve in his capacity as director.

     Set forth below is certain information regarding the nominees for directors.

       NAME          AGE                POSITION WITH THE COMPANY
       ----          ---                -------------------------
Joseph K. Pagano      60   Chairman of the Board, Chief Executive Officer and
                           President

Thomas Livelli        52   Director, President and Chief Executive Officer of
                           Cell & Molecular Technologies, Inc.

Frederick R. Adler    80   Director

Gerald Greenwald      70   Director

Joel M. Pearlberg     68   Director

Samuel A. Rozzi       60   Director

Bruce Slovin          69   Director

Arnold B. Pollard     62   Director Nominee

     The principal occupation and business experience for at least the past five years for each director and director nominee is set forth below.

     JOSEPH K. PAGANO has served as President since June 1994. Mr. Pagano has also served as a Director since 1991, and as Chairman of the Board since June 1996. Mr. Pagano has been a private investor for more than the past five years. Mr. Pagano has been active in venture capital for over 20 years, with investments in a wide variety of industries, including information and technology, medical equipment, biotechnology, communications, retailing and outsourcing. He was a founding investor in Ribi ImmunoChem Research, Inc., one of the earliest biotechnology companies to go public and one of the first to focus on cancer vaccines. He participated in the early round financing of Amcell Cellular Communication, which was sold to Comcast Corporation. He was a founding investor of NMR of America Inc., the first MRI center business to go public and was also a founding shareholder and director of Office Depot, Inc., the first office warehouse to go public.

     THOMAS LIVELLI has been a Director since June 1998. He has been the President and Chief Executive Officer of Cell & Molecular Technologies, Inc. ("CMT"), our wholly-owned subsidiary, since May 1997. He was also President of CMT's predecessor company from 1987 until May 1997. From January 1986 until July 1997, Mr. Livelli was a laboratory manager at the Howard Hughes Medical Institute at Columbia University. Prior to 1986, Mr. Livelli worked at Merck Research Laboratories and Cistron Biotechnology, directing their respective gene expression programs. While at Cistron, Mr. Livelli was a visiting scholar at Columbia University. Mr. Livelli maintains a part-time faculty appointment at Columbia University College of Physicians & Surgeons in the Department of Neurobiology and Behavior.

     FREDERICK R. ADLER has been a Director since May 1996. Mr. Adler is Managing Director of Adler & Company, a venture capital management firm he organized in 1968, and a general partner of its related investment funds. He is also a director of SIT Investments, Inc., an investment management firm located in Minneapolis, MN and from 1977 to 1995 was a Trustee and member of the Finance Committee of Teachers Insurance and Annuity Association. Mr. Adler is a retired partner of the law firm of Fulbright & Jaworski L.L.P. and was previously a senior partner in the firm and of counsel to the firm. From 1982 to 1996 he was a director of Life Technologies, Inc., a significant supplier in the biotechnology area, serving at various times until January 1, 1988 as either its Chairman or its Chief Executive Officer and after 1988 as Chairman of its Executive Committee. He has been a founding investor and a director of a number of biotechnology firms including Savient Pharmaceuticals, Inc. (formerly known as Bio-Technology General Corp.) and Synaptic Pharmaceutical Corp. Mr. Adler is a graduate of Brooklyn College and graduated Magna Cum Laude from The Harvard Law School.

     GERALD GREENWALD has been a Director since June 2001. Mr. Greenwald founded Greenbriar Equity Group with Joel Beckman and Reginald Jones. Greenbriar Equity Group has formed a strategic alliance with Berkshire Partners to make private equity investments in the global transportation sector. Mr. Greenwald is presently Chairman Emeritus of United Airlines. From 1994 until his retirement in July 1999, Mr. Greenwald was Chairman and Chief Executive Officer of United Airlines. In his five years with United, he led the airline through its beginnings as the world's largest majority employee-owned company, helped return it to profitability and built its leadership position throughout the world. Mr. Greenwald has also served as Managing Director of Dillon Read & Co., an investment banking company, and as President of Olympia & York Developments, Ltd., a real estate development company. His career started in the automobile industry at Ford Motor Company, where he held several positions including Controller, Director of Ford's operations in Europe and as President of Ford of Venezuela. Mr. Greenwald later was employed by Chrysler Corporation, where he held various positions, including Corporate Controller and Chief Financial Officer, before being promoted to Vice Chairman, where he shared full responsibility with the Chief Executive Officer for the operations of the company. Mr. Greenwald graduated cum laude from Princeton University's Woodrow Wilson School and received a masters degree in economics from Wayne State University. He is the author of the business book, Lessons from the Heart of American Business, Publisher, Warner Books. Mr. Greenwald is a member of the Board of Directors of Aetna, Inc. (NYSE: AET) and is also a member of the Board of Directors of Calpine Corp. (NYSE: CPN).

     JOEL M. PEARLBERG has been a Director since February 2001. Mr. Pearlberg is General Partner of Steinhardt Partners, L.P., a private hedge fund he joined in January 1991. Mr. Pearlberg graduated from New York University with a B.S. in Accounting and is a Certified Public Accountant. In 1962, he joined the public accounting firm of Harry Goodkin & Co. where he rose to the position of Managing Partner. In April 1983, he started the firm of J.M. Pearlberg & Company, a public accounting firm specializing in investment partnerships, security taxation and tax planning for high net worth individuals. In April 1989, he joined HPB Associates, L.P., a private investment partnership as Controller.

     SAMUEL A. ROZZI has been a member of our Board of Directors since January 1997. He previously served as a member of our Board of Directors from 1991 until June 1996. Mr. Rozzi has been the President of Corporate National Realty, Inc., a corporate real estate brokerage and services firm, since September 1988. Mr. Rozzi is the uncle of Fredrick B. Rolff, our Chief Financial Officer.

     BRUCE SLOVIN has been a Director since September 2003. Mr. Slovin has served as President of 1 Eleven Associates, LLC, a private investment firm since January 2000. From 1985 until December 2000, Mr. Slovin was the President and a director of MacAndrews & Forbes Holdings Inc. and Revlon Group, Inc., privately held industrial holding companies. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE: MFW), a manufacturer of licorice extract and flavorings, Daxor Corporation (AMEX: DXR), the developer and manufacturer of the Blood Volume Analyzer, and Cantel Medical Corp. (NYSE: CMN), a medical device company.

     ARNOLD B. POLLARD, PH.D., is the Chief Executive Officer of CE Group, the publisher of Chief Executive Magazine. Dr. Pollard has been a management consultant who has advised CEOs on strategic management and organizational analysis for over thirty years. Dr. Pollard was also a founding member of the Strategic Decision Analysis Group of SRI, and opened its New York consulting practice. He was chairman/CEO of Biopool International as well as President and CEO of Institutional Data Services, and also served as adjunct professor at the Columbia Graduate School of Business. Dr. Pollard also serves on the Board of Directors of Delta Financial Corp. (AMEX: DFC) and Sonic Foundry, Inc. (NASDAQ:
SOFO). Dr. Pollard also sits on the boards of several nonprofits, including the Committee for Economic Development & the INSEAD Management Education Foundation. Dr. Pollard holds a PhD in Engineering Economic Systems from Stanford as well as a BS in Engineering Physics from Cornell, and is author of the forthcoming "CEO
Stories: Tales from the Top", to be published next year.

     Our Board of Directors is elected annually by our stockholders. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

VOTE REQUIRED

     Directors must be elected by a plurality of votes cast at the meeting. This means that the eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote shall be elected as directors. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF SENTIGEN HOLDING CORP. AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

                              CORPORATE GOVERNANCE

     We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes or provides the basis for a number of new corporate governance standards and disclosure requirements. In addition, The Nasdaq Stock Market has recently adopted changes to its corporate governance and listing requirements.

HAS THE COMPANY ADOPTED A CODE OF ETHICS?

     We have adopted a Code of Ethics and Business Conduct designed to help directors, officers and employees resolve ethical issues that arise in the conduct of their duties. Our Code of Ethics and Business Conduct applies to all our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and any other employee performing similar functions. Our Code of Ethics and Business Conduct covers such topics as conflicts of interest, insider trading, full, fair, accurate, timely and understandable disclosure in our public filings and communications, compliance with applicable governmental laws, rules and regulations, accountability for adherence to our Code of Ethics and Business Conduct and the prompt internal reporting of violations of our Code of Conduct. A copy of our Code of Ethics and Business Conduct is available on our website at www.sentigen.com. We will post on our website any amendments to or waivers of the provisions of our Code of Ethics and Business Conduct applicable to any of our directors and executive officers.

HOW CAN STOCKHOLDERS COMMUNICATE WITH THE BOARD OF DIRECTORS?

     The Board of Directors maintains a process for stockholders to communicate with the Board or individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary at our principal office at 445 Marshall Street, Phillipsburg, New Jersey 08865. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of our shares that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

WHAT IS THE POLICY REGARDING DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS?

     We encourage all of our directors to attend our Annual Meeting of Stockholders. We expect all of our directors to be present in person or via teleconference at the 2005 Annual Meeting of Stockholders. Five members of the Board of Directors attended our 2004 Annual Meeting of Stockholders.

HOW OFTEN DID OUR BOARD OF DIRECTORS MEET DURING THE YEAR ENDED DECEMBER 31,
2004?

     The Board of Directors held four meetings and executed one unanimous consent in lieu of meeting during the year ended December 31, 2004. Each director with the exception of Gerald Greenwald attended at least 75% of the total number of meetings of the Board and the Committees on which he served.

WHAT COMMITTEES HAS THE BOARD OF DIRECTORS ESTABLISHED?

     AUDIT COMMITTEE. Our Audit Committee was established to oversee our accounting and financial reporting processes and the audits of our consolidated financial statements and to assist the Board of Directors in monitoring the integrity of our financial statements, the qualifications and independence of our independent auditors, the performance of our independent auditors, and compliance by the Company with legal and regulatory requirements. Our Audit Committee's primary responsibilities include the review of internal accounting procedures, consultation with our independent public accountants, the review and pre-approving of the engagement of the independent auditors for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. Our Audit Committee also reviews interim financial statements included in our quarterly reports and reviews documents that we file with the Securities and Exchange Commission. Our Audit Committee is currently composed of Messrs. Adler, Pearlberg and Slovin. Our Board of Directors has determined that Mr. Pearlberg qualifies as an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Our Board has also determined that each member of our Audit Committee is "independent" as defined in Rule 4200(a)(15) of The Nasdaq Stock Market and that each member satisfies the financial literacy requirements of The Nasdaq Stock Market. The Audit Committee met four times in the fiscal year ended December 31, 2004. The charter of our Audit Committee is available on our website at www.sentigen.com.

     COMPENSATION COMMITTEE. Our Compensation Committee is currently comprised of Messrs. Adler and Pearlberg. The Compensation Committee is charged with reviewing and approving the compensation and benefits of our key executive officers, administering our employee benefit plans and our equity compensation plans and making recommendations to the full Board of Directors regarding these matters. Our Board has determined that each member of our Compensation Committee is "independent" as defined in Rule 4200(a)(15) of The Nasdaq Stock Market. Our Compensation Committee met once and acted by unanimous written consent seven times during the fiscal year ended December 31, 2004. The charter of our Compensation Committee is available on our website at www.sentigen.com.

HOW ARE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS SELECTED?

     Nominees for election to the Board of Directors at the annual meetings of our stockholders and to fill any vacancies or newly created directorships are selected by a majority of our independent directors. The Board of Directors does not have a nominating committee or a committee performing similar functions. The Board of Directors believes that it is appropriate not to have such a committee because the full Board of Directors participates in the consideration of director nominees.

     STOCKHOLDER NOMINATIONS. The Board of Directors reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees recommended by stockholders. Stockholders wishing to submit nominations must notify us of their intention to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under "Stockholder Proposals."

     DIRECTOR QUALIFICATIONS. Members of our Board of Directors must have personal and professional integrity, demonstrate exceptional ability and judgment and shall be effective, in conjunction with other nominees and directors, collectively, in serving our and our stockholders' long-term interests. The Board of Directors may also consider such other factors as are in our and our stockholders' best interests.

     IDENTIFYING NOMINEES. The Board of Directors identifies nominees by first identifying the desired skill and experience of a new nominee based on the qualifications discussed above. The Board of Directors will solicit ideas for possible candidates from members of the Board, senior executives, individuals personally known to members of the Board of Directors, third party search firms and prospective candidates recommended by our stockholders.

HOW ARE MEMBERS OF THE BOARD OF DIRECTORS COMPENSATED?

     Our directors do not receive cash compensation for serving on the Board of Directors or for attending Board or Committee meetings. We reimburse directors for reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings. Non-employee directors are eligible to be granted non-incentive stock options under the 2000 Performance Equity Plan. The exercise price is generally determined to be the quoted market price of our common stock on the date of grant. During the year ended December 31, 2004 we granted stock options to non-employee directors as follows:

                     NUMBER OF
                    SECURITIES
                    UNDERLYING
                      OPTIONS                        EXERCISE PRICE                EXPIRATION
      NAME          GRANTED(#)        VESTING         PER SHARE($)    GRANT DATE      DATE
-----------------   ----------   -----------------   --------------   ----------   ----------
Joel M. Pearlberg     20,000     100% on 7/26/2005        $7.12        7/26/2004    7/26/2014
Bruce Slovin          20,000     100% on 7/26/2005        $7.12        7/26/2004    7/26/2014

     In addition, on September 12, 2005, we granted stock options to the following non-employee directors:

                      NUMBER OF
                     SECURITIES
                     UNDERLYING
                       OPTIONS                        EXERCISE PRICE                EXPIRATION
       NAME          GRANTED(#)        VESTING         PER SHARE($)    GRANT DATE      DATE
------------------   ----------   -----------------   --------------   ----------   ----------
Frederick R. Adler     10,000     100% on 9/12/2005        $4.50        9/12/2005    9/12/2015
Samuel A. Rozzi        10,000     100% on 9/12/2005        $4.50        9/12/2005    9/12/2015
Joel M. Pearlberg      10,000     100% on 9/12/2005        $4.50        9/12/2005    9/12/2015
Bruce Slovin           10,000     100% on 9/12/2005        $4.50        9/12/2005    9/12/2015
Gerald Greenwald       10,000     100% on 9/12/2005        $4.50        9/12/2005    9/12/2015

     In the event Dr. Pollard is elected to the Board of Directors at the Annual Meeting he will be granted an option to purchase 20,000 shares of common stock with an exercise price equal to the fair market value on the grant date.

                        EXECUTIVE OFFICERS OF THE COMPANY

     Our executive officers and their respective ages and positions as of September 19, 2005 were as follows:

         NAME            AGE              POSITION WITH THE COMPANY
----------------------   ---   -----------------------------------------------
Joseph K. Pagano          60   Chairman of the Board, Chief Executive Officer
                               and President
Fredrick B. Rolff, CFA    33   Chief Financial Officer
Ronald C. Newbold, PhD    43   Executive Vice President--Commercial Operations
Thomas Livelli            52   President and Chief Executive Officer of Cell &
                               Molecular Technologies, Inc.

     JOSEPH K. PAGANO--Please see "Proposal No. 1 - Election of Directors" for information regarding Mr. Pagano.

     FREDRICK B. ROLFF, CFA has served as Chief Financial Officer since January 2001. Mr. Rolff joined our Company in November 2000 as corporate controller. From April 1999 until November 2000, Mr. Rolff was Director, Financial Strategy for Rare Medium Group, Inc., an internet development and venture capital firm. From January 1998 until April 1999, Mr. Rolff attended Fordham University Graduate School of Business, where he earned an MBA in Finance. From September 1993 until January 1998, Mr. Rolff was employed by KPMG LLP where he provided audit and business advisory services to private and public companies in the financial services industry. Mr. Rolff holds a BS in Accounting from Villanova University, is a Certified Public Accountant and a CFA charter holder. Mr. Rolff is the nephew of Samuel A. Rozzi, one of our directors.

     RONALD C. NEWBOLD, PHD has served as Executive Vice President, Commercial Operations since January 2005. Dr. Newbold had been employed by Merck & Company (NYSE: MRK) since 1991, most recently serving as Senior Director of Strategic Research Initiatives in Merck's External Scientific Affairs department. Over the past eight years, Dr. Newbold and his team handled the evaluation and negotiation of relationships in broad areas of platform technologies, covering the disciplines of chemistry and biology, automation and instrumentation investment, as well as the area of molecular profiling that includes both genomics and proteomics technologies. Dr. Newbold was also involved in Merck's Infectious Diseases licensing activities, and supported Merck's acquisition activities in targeted situations. Prior to joining Merck in 1991, Dr. Newbold was a postdoctoral fellow with Nobel Laureate E.J. Corey at Harvard University, following doctoral studies with Andy Kende in synthetic organic chemistry at the University of Rochester. He received his undergraduate training in chemistry at Union College, and his MBA from Columbia University in 2003, concentrating in finance and management.

     THOMAS LIVELLI--Please see "Proposal No. 1 - Election of Directors" for information regarding Mr. Livelli.

                             EXECUTIVE COMPENSATION

     The following table sets forth all cash and non-cash compensation for fiscal years ended December 31, 2004, 2003 and 2002 awarded to, earned by or paid to (i) our Chief Executive Officer and President, (ii)each other person serving as an executive officer at December 31, 2004, and (iii) Mr. Lundh, who would have been one of the most highly compensated executive officers of the Company in 2004 but for the fact that he was not serving as an executive officer at the end of 2004.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                                                   COMPENSATION
                                                                    SECURITIES
                                                                    UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY       BONUS      OPTIONS/SARS (#)   COMPENSATION ($)
------------------------------   ----   --------     -------     ----------------   ----------------
Joseph K. Pagano                 2004   $218,750(1)       --              --          $ 17,875(2)
   Chairman of The Board,        2003    175,000          --              --            17,875(2)
   Chief Executive Officer and   2002    175,000          --              --            17,875(2)
   President
Fredrick B. Rolff                2004   $137,167     $ 7,500(3)           --          $  6,000(4)
      Chief Financial Officer    2003    123,164       7,845(3)           --             6,000(4)
                                 2002    115,000       5,750(3)           --             6,000(4)
Thomas Livelli                   2004   $181,477     $20,000(5)           --          $  6,000(4)
   Chief Executive Officer and   2003    168,771      40,000(6)           --             6,000(4)
   President of CMT              2002    156,658      20,000(5)           --             6,000(4)
Erik R. Lundh(7)                 2004   $122,135     $13,927(8)           --          $112,450(9)
   Former Executive Vice         2003     66,667       8,219(8)       50,000             7,350(10)
   President of
   Commercial Operations         2002         --          --              --                --

----------
(1) Mr. Pagano's annual salary was increased effective as of September 1, 2005 to $295,000.

(2) Mr. Pagano receives a $500 per month car allowance. In December 2002, we purchased two term insurance policies on the life of Joseph K. Pagano. We are the beneficiary under one of the policies in the amount of $5 million. Mr. Pagano's son is the beneficiary under the other policy in the amount of $5 million. The annual premium on the policy for the benefit of Mr. Pagano's son was $11,875 for the years ended December 31, 2004, 2003 and 2002. See below under "Life Insurance Policies on Mr. Pagano" for a description of the policies.

(3) Mr. Rolff was paid a bonus based on 5% of his annual salary rate for the years ended December 31, 2004 and 2002. During the year ended December 31, 2003 such bonus was paid at the rate of 6% of his annual salary rate.

(4)  Reflects a $500 per month car allowance.

(5) Reflects Mr. Livelli's minimum guaranteed annual bonus per his employment agreement.

(6) For the year ended December 31, 2003, Mr. Livelli received a bonus of $30,000 pursuant to his employment agreement with CMT. In addition, on July 29, 2003, Mr. Livelli's employment agreement was amended to provide for a one-time bonus of $10,000 in addition to any bonus earned by Mr. Livelli in 2003. The amendment also extended the term of Mr. Livelli's employment agreement to the earlier of May 22, 2008 or the two year anniversary of a "change in control" (as such term is defined in the employment agreement).

(7) On July 19, 2004, Mr. Lundh resigned from his position as our Executive Vice President of Commercial Operations and entered into a consulting agreement with the Company. The consulting agreement was terminated on December 31, 2004.

(8) Reflects Mr. Lundh's minimum guaranteed bonus pursuant to his employment agreement with the Company.

(9) Reflects $90,400 in consulting fees paid to Mr. Lundh pursuant to his consulting agreement with the Company dated July 19, 2004. Mr. Lundh's consulting agreement was terminated on December 31, 2004. Pursuant to Mr. Lundh's employment agreement we leased an apartment for Mr. Lundh. The lease term was for one year beginning October 1, 2003 and ending on September 30, 2004. Rental payments under the lease totaled $22,050 for the period January 1, 2004 through September 30, 2004.

(10) Reflects rental payments under the apartment lease for Mr. Lundh for the period October 1, 2003 through December 31, 2003.

OPTION GRANTS

     There were no stock option grants during the fiscal year ended December 31, 2004 to the executive officers identified in the Summary Compensation Table. The following table sets forth the fiscal year end option values of outstanding options at December 31, 2004 and the dollar value of unexercised, in-the-money options for the executive officers identified in the Summary Compensation Table. None of our executive officers exercised any stock options during the year ended December 31, 2004.

                     AGGREGATE FISCAL YEAR END OPTION VALUES

                         NUMBER OF SECURITIES UNDERLYING        DOLLAR VALUE OF UNEXERCISED IN-THE-
                    UNEXERCISED OPTIONS AT DECEMBER 31, 2004   MONEY OPTIONS AT DECEMBER 31, 2004(1)
                    ----------------------------------------   -------------------------------------
       NAME             EXERCISABLE(#)   UNEXERCISABLE(#)           EXERCISABLE   UNEXERCISABLE
-----------------       --------------   ----------------           -----------   -------------
Joseph K. Pagano          417,000                --                  $1,170,715      $    --
Fredrick B. Rolff          40,000            10,000                  $   30,800      $ 7,700
Thomas Livelli             15,000            10,000                  $       --      $    --
Erik R. Lundh(2)           12,499(3)         37,501(4)               $   28,373      $85,127

(1) These values are based on the difference between the closing sale price of our common stock on December 31, 2004 of $7.02 and the exercise prices of the options, multiplied by the number of shares of common stock subject to the options.

(2) Mr. Lundh resigned from his position as our Executive Vice President of Commercial Operations on July 19, 2004.

(3) Options to purchase 10,000 shares expired on August 19, 2005 pursuant to the terms of Mr. Lundh's consulting agreement.

(4) These options expired on December 31, 2004, upon the termination of Mr. Lundh's consulting agreement.

EMPLOYMENT AGREEMENTS

     Joseph K. Pagano. On May 24, 1999, we entered into an employment agreement with Mr. Pagano to serve as Chairman of the Board, President and Chief Executive Officer. The employment agreement was for an initial term of one year and automatically renews thereafter unless notice is given by one of the parties. The employment agreement provided for annual base compensation of $85,000 and in March 2001 was amended to provide for annual base compensation of $175,000. On February 17, 2004, Mr. Pagano's annual base compensation was increased to $225,000 and on September 1, 2005 it was further increased to $295,000. In connection with the employment agreement, on April 30, 1999, the termination date of an option to purchase 217,000 shares of our common stock previously granted to Mr. Pagano on May 14, 1996, was extended an additional three years to April 30, 2004. On September 4, 2003, the termination date of this option was further extended to April 30, 2006. On September 15, 2000, we granted Mr. Pagano an option to purchase an aggregate of 200,000 shares of our common stock at $9.00 per share pursuant to the Company's 2000 Performance Equity Plan. This option vested in four equal annual installments commencing on September 15, 2001. The option expired as to 66,000 shares on September 15, 2005 and expires as to 134,000 shares on September 15, 2010. On September 12, 2005, Mr. Pagano was granted a new option to purchase 66,000 shares at an exercise price equal to the fair market value on the grant date which was $4.50. This option immediately vests and has a term of the longer of his serving as either an officer or a director of the Company and for six years thereafter.

     Ronald C. Newbold. On January 3, 2005, we entered into an employment agreement with Ronald C. Newbold, PhD pursuant to which the Company will employ Dr. Newbold as its Executive Vice President of Commercial Operations. The employment agreement has an initial term of two years and will be renewed automatically for an additional one year period at the end of each term unless either party gives notice not to extend. The employment agreement provides for an annual salary at the rate of $205,000, which will be reviewed annually. The employment agreement also provides for a $500 per month car allowance. Upon execution of the employment agreement, Dr. Newbold received a bonus of $25,000. The employment agreement contemplates the development of a bonus plan providing for the payment of an annual bonus to Dr. Newbold upon achievement of certain operational and financial milestones. The bonus, payable at the end of 2005 will not be less than $25,000. The employment agreement provides for Dr. Newbold's employment on a full-time basis and contains a provision that the employee will not compete with us during the term of the employment agreement and, upon termination of his employment for any reason other than "good reason" or "without cause" (as such terms are defined in the employment agreement) for a period of twelve months thereafter. Pursuant to the employment agreement, Dr. Newbold was also granted an option to purchase 50,000 shares of the Company's common stock pursuant to the Company's 2000 Performance Equity Plan at an exercise price equal to $7.00 per share, the fair market value on the date of the grant. The option will vest in equal annual installments over a four-year period commencing on the one year anniversary of the grant date.

     Thomas Livelli. On May 23, 2001, CMT entered into an employment agreement with Mr. Livelli to serve as Chief Executive Officer and President of CMT until the earlier of May 22, 2006 or the two-year anniversary of a "change in control" (as such term is defined in the employment agreement). The employment agreement provided for an annual base compensation of $150,000, with automatic cost of living adjustments on each one-year anniversary of the employment agreement. Mr. Livelli is also entitled to participate in CMT's bonus plan, which is based on CMT's net profits (subject to certain adjustments) and allocated each year by the Board of Directors. Mr. Livelli's agreement provides that his bonus shall be at least $20,000 for each full fiscal year of employment. If such minimum bonus payment exceeds Mr. Livelli's allocated bonus under the plan, the excess shall be credited against any future allocated bonuses in excess of $20,000. The employment agreement provides for Mr. Livelli's employment on a full-time basis and contains a provision that the employee will not compete with us during the term of the employment agreement and for a period of two years thereafter upon termination of his employment for any reason other than "good reason" or without "cause" (as such terms are defined in the employment agreement) in which case Mr. Livelli will not compete with us for a period of twelve months following the termination of his employment. Pursuant to the employment agreement, Mr. Livelli was granted an option to purchase 25,000 shares of our common stock at $9.00 per share. This option expires on May 22, 2011 and vests in five equal annual installments commencing on January 1, 2002. On August 1, 2002, Mr. Livelli's employment agreement was amended to provide for an annual base salary of $165,000. Pursuant to the automatic cost of living adjustment provided for in the employment agreement Mr. Livelli's annual base salary was increased to $169,571 effective May 23, 2003. In August 2004, Mr. Livelli's annual base salary was increased to $200,000. On July 29, 2003, Mr. Livelli's employment agreement was amended to provide for a one-time bonus of $10,000 in addition to any bonus earned by Mr. Livelli in 2003. The amendment also extended the terms of Mr. Livelli's employment agreement to the earlier of May 22, 2008 or the two year anniversary of a "change in control" (as such term is defined in the employment agreement).

     Erik R. Lundh. On September 2, 2003 we entered into an employment agreement with Mr. Lundh to serve as our Executive Vice President of Commercial Operations. The employment agreement was for an initial term of one year and automatically renewed thereafter unless notice was given by one of the parties. The employment agreement provided for annual base compensation of $200,000. Mr. Lundh was also entitled to participate in a bonus plan, which was based on certain operational and financial milestones. The minimum bonus under the plan was $8,219 in 2003 and $25,000 in 2004, pro-rated for months of service in 2004. Pursuant to the employment agreement, Mr. Lundh was granted an option to purchase 50,000 shares of our common stock at an exercise price of $4.75 per share. The stock option agreement provided that this option was to expire on September 2, 2013 and vest in five equal annual installments commencing on September 2, 2004. Pursuant to the employment agreement we leased an apartment in New York, New York for Mr. Lundh for a term of one year, beginning October 1, 2003. The monthly rent for the apartment was $2,450. On July 19, 2004, Mr. Lundh resigned his position with the Company and entered into a consulting agreement with the Company. The consulting agreement was terminated on December 31, 2004. The consulting agreement provided for compensation at a rate of $800 per day for services provided to the Company. The consulting agreement also amended the stock option agreement between the Company and Mr. Lundh for the purchase of 50,000 shares of our common stock at an exercise price of $4.75 per share. The consulting agreement provided for the immediate vesting of options to purchase 10,000 shares of common stock as of the effective date of the consulting agreement. Such options expired on August 19, 2005. The consulting agreement also provided for the vesting of options to purchase 833 shares of common stock per month for each month the consulting agreement was in effect, beginning on October 1, 2004. Such options will expire on December 31, 2005. Options to purchase 37,501 shares expired on December 31, 2004 upon the termination of the consulting agreement.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors, presently consisting of Messrs. Adler and Pearlberg, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Board of Directors adopted a written charter for the Compensation Committee on April 22, 2004, a copy of which is available on our website at www.sentigen.com.

WHAT IS THE COMPENSATION COMMITTEE'S PHILOSOPHY ON EXECUTIVE COMPENSATION?

     The Compensation Committee believes that its principal responsibility is to incentivize and reward executive performance that will lead to long-term enhancement of stockholder value. Therefore, all of the Compensation Committee's judgments regarding executive compensation last year were primarily based upon the Compensation Committee's assessment of each executive officer's leadership performance and potential to enhance long-term stockholder value rather than upon rigid guidelines or formulas. The executive compensation program consists of base salary, annual cash incentive opportunities and long-term incentives represented by stock options.

     Key factors affecting the Compensation Committee's judgments included the nature and scope of the executive officers' responsibilities, and their effectiveness in leading the Company's initiatives to increase value to our customers, productivity and growth, and creating a culture of integrity and compliance with applicable law. The Committee also considered the compensation practices and performances of other companies that are most likely to compete with the Company for the services of executive officers.

     The Compensation Committee also develops and negotiates employment agreements with key executive officers. These employment agreements include base salaries and incentive compensation arrangements designed to reward management for achieving certain performance milestones. The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which the Company enters into with executive officers and key individuals, other than those executives who have written employment agreements. See "Executive Compensation".

     BASE SALARY. The Compensation Committee establishes our executive salary levels and recognizes the importance of a competitive compensation structure in retaining and attracting senior executives. Salary payments in 2004 were made to compensate ongoing performance throughout the year.

     BONUSES. Bonuses, if any, in a given year are based upon the Compensation Committee's determination that the Company's financial results had exceeded performance goals previously established by the Compensation Committee and upon its judgment regarding the significance of each executive officer's contributions during a particular year. We established a bonus pool for the year ended December 31, 2004, totaling no more than 5% of the base salary for the employees of our subsidiary, Cell & Molecular Technologies, Inc. During the year ended December 31, 2004, total bonus compensation paid to Mr. Livelli, the Chief Executive Officer and President of Cell & Molecular Technologies, Inc. was $20,000 based on a minimum bonus required by his employment agreement and performance targets set by the Board of Directors. Mr. Rolff, our Chief Financial Officer, was paid a bonus of $7,500 based on 5% of his annual salary rate. Mr. Lundh, our former Executive Vice President of Commercial Operations, was paid a bonus of $13,927 based on a minimum guaranteed bonus required by his employment agreement. Dr. Newbold, who became our Executive Vice President of Commercial Operations on January 3, 2005, received a bonus of $25,000 upon the commencement of his employment with us and pursuant to his employment agreement shall receive a bonus of net less than $25,000 for the year ending December 31, 2005. A bonus plan which provides for the payment of an annual bonus to Dr. Newbold upon the achievement of certain operation and financial milestones will be established by January 3, 2006.

     STOCK OPTIONS. Stock option grants have historically been used by the Company as part of its compensation program for employees, including executive officers. The stock option program permits employees to buy a specific number of shares of common stock in the future. Since stock options gain value only if the price of the common stock increases above the option exercise price, the use of stock option grants reflects our philosophy of linking compensation to performance. In addition, the Compensation Committee believes that stock option grants to executives and management team members help to provide an incentive for their continued employment and otherwise more closely align their interests with the interests of stockholders. We also have used stock options as part of compensation packages developed to attract highly qualified employment candidates.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation of Joseph K. Pagano, who served as our Chairman, President and Chief Executive Officer during the year ended December 31, 2004, consisted of a base salary of $218,750 pursuant to the terms of his employment agreement. On February 17, 2004, Mr. Pagano's annual base compensation was increased to $225,000 and effective September 1, 2005 it was further increased to $295,000. Mr. Pagano was not paid bonus compensation during 2004. Mr. Pagano was also provided with a $500 per month car allowance as well as a life insurance policy for the benefit of Mr. Pagano's son. The annual cost of the policy in 2004 was $11,875. Mr. Pagano was not granted any stock options in 2004. On September 12, 2005, Mr. Pagano was granted a new option to purchase 66,000 shares of common stock to replace options to purchase 66,000 shares of common stock which expired on September 15, 2005.

     TAX EFFECTS. Section 162(m) of the Internal Revenue Code of 1986 generally denies publicly-held corporations a federal income tax deduction for taxable year compensation exceeding $1 million paid to the chief executive officer or any of the four other highest paid executive officers, excluding "performance based" compensation. Through December 31, 2004, this provision has not limited our ability to deduct executive compensation. Nevertheless, although the Compensation Committee considers the net cost to us in making compensation decisions (including the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any award will be fully deductible.

     GENERAL. The Committee's decisions concerning the specific 2004 compensation elements for individual executive officers, including Mr. Pagano, our Chairman, President and

Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary, prior-year bonus and other compensation awards. As noted above, in all cases the Compensation Committee's specific decisions involving 2004 executive officer compensation were ultimately based upon the Compensation Committee's judgment about the individual executive officer's performance and potential future contributions, and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value. The Committee reserves the right to vary the bonuses of the executive officers subject to the approval of the Board of Directors.

Members of the Compensation Committee

Frederick R. Adler (Chairman)
Joel M. Pearlberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our Compensation Committee has been an employee of ours. None of our executive officers serves as a member of the Board of Directors or the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     To our knowledge, our directors, executive officers and beneficial owners of more than ten percent of our common stock are in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934, except that a Form 5 report reflecting Joseph K. Pagano's gift of 10,000 shares of common stock was not filed on a timely basis. This Form 5 report was subsequently filed with the Securities & Exchange Commission.

                          REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the report by reference therein.

     The Audit Committee of the Board of Directors of the Company was established in April 2000 to oversee our accounting and financial reporting processes and the audits of our consolidated financial statements and to assist the Board of Directors in monitoring the integrity of our financial statements, the qualifications and independence of our independent auditors, the performance of our independent auditors, and compliance by the Company with legal and regulatory requirements. The Audit Committee currently is composed of Frederick
R. Adler, Joel M. Pearlberg and Bruce Slovin. The Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing, accounting, financial reporting and internal control matters. All of the Audit Committee members satisfy the definition of independent director as established in the rules of The Nasdaq Stock Market and the Sarbanes-Oxley Act of 2002. The Board of Directors adopted an amended written charter for the Audit Committee on March 16, 2004, which is available on our website at www.sentigen.com.

     As set forth in more detail in the Audit Committee's charter, the Audit Committee's primary responsibilities include the review of internal accounting procedures, consultation with our independent public accountants, the review and pre-approving of the engagement of the independent auditors for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. Our Audit Committee also reviews interim financial statements included in our quarterly reports and reviews documents that we file with the Securities and Exchange Commission

     Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. It is the responsibility of the Audit Committee is to monitor and review those processes.

     The Audit Committee reviewed and discussed the Company's audited consolidated financial statements with the Board of Directors and management, and discussed with Deloitte & Touche LLP, the independent auditors during the 2004 fiscal year, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with them their independence.

     After reviewing and discussing the audited consolidated financial statements, the Audit Committee recommended that these audited consolidated financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche LLP and the full Board of Directors concurred.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under these acts.

Members of the Audit Committee

Frederick R. Adler (Chairman)
Joel M. Pearlberg
Bruce E. Slovin

      PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Our stockholders will be asked to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2004. A representative from Deloitte & Touche is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

WHAT SERVICES HAVE BEEN PROVIDED BY THE COMPANY'S AUDITORS?

     We incurred professional fees from Deloitte & Touche LLP, our independent auditors for the following professional services:

     AUDIT FEES. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2004 and 2003 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for those fiscal years totaled approximately $70,000 and $70,000, respectively.

     TAX FEES. Deloitte & Touche LLP prepares our federal and state income tax returns. Fees billed for these services totaled $28,500 per year for the fiscal years ended December 31, 2004 and 2003.

     AUDIT-RELATED AND ALL OTHER FEES. There were no other audit-related fees or other services rendered by Deloitte & Touche LLP during the fiscal years ended December 31, 2004 and 2003.

WHAT IS THE AUDIT COMMITTEE'S PRE-APPROVAL POLICY?

     The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit Committee shall pre-approve any additional audit services and permissible non-audit services. All "Audit Fees" and "Tax Fees" set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Deloitte & Touche LLP. Abstentions will have the practical effect of a vote against this proposal. Broker non-votes are not treated as a "vote" for or against this proposal and thus will not have any impact on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF SENTIGEN HOLDING CORP. AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL THEREOF.

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the total cumulative shareholder returns on our common stock over the past five fiscal years with the total cumulative returns of The Nasdaq Stock Market and the Nasdaq Pharmaceutical Index from December 31, 1999 through December 31, 2004. The graph assumes an investment of $100 in the Company's common stock on December 31, 1999, and the reinvestment of all dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG SENTIGEN HOLDING CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX

                     [CUMULATIVE TOTAL RETURN PLOT POINTS]

                                            Cumulative Total Return
                                            -----------------------
                                 12/99   12/00   12/01   12/02   12/03   12/04
                                 -----   -----   -----   -----   -----   -----
SENTIGEN HOLDING CORP.          100.00  325.00  237.50  237.50  282.50  351.00
NASDAQ STOCK MARKET (U.S.)      100.00   60.09   45.44   26.36   38.55   40.87
NASDAQ PHARMACEUTICAL           100.00  120.50  109.11   72.38  104.08  111.76

* $100 invested on 12/31/99 in stock or index- including reinvestment of dividends. Fiscal year ending December 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     This section discusses certain direct and indirect relationships and transactions involving the Company and any director or executive officer.

     REIMBURSEMENTS TO MR. PAGANO. The Board of Directors authorized reimbursement to Mr. Pagano for the cost of using a private aircraft when used in connection with the Company's business. Reimbursement for the use of the aircraft is limited to actual costs incurred. The Board of Directors also determined that reimbursement for use of the aircraft was not to exceed $70,000 for the calendar year ending December 31, 2004. The cost limitation does not include travel on commercial airlines. For the fiscal year ended December 31, 2004 reimbursements to Mr. Pagano for use of a private jet totaled $13,221.

     LIFE INSURANCE POLICIES ON MR. PAGANO. In December 2002, we purchased two term insurance policies on the life of Joseph K. Pagano, our Chairman, Chief Executive Officer and President. We are the beneficiary under one of the policies in the amount of $5 million. Mr. Pagano's son is the beneficiary under the other policy in the amount of $5 million. We are required to make annual premium payments of $23,750 until December 24, 2012, at which time scheduled annual premium increases begin. The policy is cancelable, non-participating and does not pay dividends.

                              STOCKHOLDER PROPOSALS

     In order for any stockholder proposal to be presented at the Annual Meeting of Stockholders to be held in 2006 or to be eligible for inclusion in our proxy statement for such meeting, such stockholder proposals must be received by us at our principal executive offices in Phillipsburg, New Jersey, by January 15, 2006. Stockholder proxies obtained by our Board of Directors in connection with our Annual Meeting of Stockholders to be held in 2006 will confer on the proxies discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to our Secretary before March 15, 2006.

                                 OTHER BUSINESS

     The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ JOSEPH K. PAGANO
                                        ----------------------------------------
                                        JOSEPH K. PAGANO,
                                        CHAIRMAN OF THE BOARD,
                                        CHIEF EXECUTIVE OFFICER AND PRESIDENT

Phillipsburg, New Jersey
September 19, 2005

                             SENTIGEN HOLDING CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                OCTOBER 19, 2005

Joseph K. Pagano and Fredrick B. Rolff, each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Sentigen Holding Corp. held of record by the undersigned on August 31, 2005 at the Annual Meeting of Stockholders to be held on 3:00 P.M. (Eastern Time) on October 19, 2005, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES INCLUDED IN PROPOSAL 1 AND FOR PROPOSAL 2.

The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

             PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------
                   SENTIGEN HOLDING CORP. 2005 ANNUAL MEETING

                     PROPOSAL NO. 1. ELECTION OF DIRECTORS:

1 - Joseph K. Pagano        |_|  FOR all nominees       |_|  WITHHOLD AUTHORITY
2 - Thomas Livelli          listed to the left          to vote for all nominees
3 - Frederick R. Adler      (except as specified        listed to the left
4 - Samuel A. Rozzi         below)
5 - Joel M. Pearlberg
6 - Gerald Greenwald
7 - Bruce E. Slovin
8 - Arnold B. Pollard

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

                      ________________________________
                     |                                |
                     |                                |
                     |                                |
                      --------------------------------

PROPOSAL NO. 2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SENTIGEN'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2005.

|_| FOR  |_| AGAINST  |_| ABSTAIN

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

Check appropriate box
Indicate changes below:                 Date ____________________, 2005

Address Change? |_|        Name Change? |_|

                                  NO. OF SHARES

                      ________________________________
                     |                                |
                     |                                |
                     |                                |
                      --------------------------------

Signature(s) In Box
Important: Please sign exactly as name appears on this card. Each joint owner should sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.